SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        February 25, 2000


                        QUINTEK TECHNOLOGIES, INC.
         (Exact name of registrant as specified in its charter)

   California               0-28541           77-0505346
(State or other            (Commission       (IRS Employer
jurisdiction of             File Number)     Identification No.)
incorporation
or organization)

                      537 Constitution Avenue
                    Camarillo, California 93012
               (Address of principal executive office)

             Issuer's telephone number:    805-482-6874

Item 4     Changes in Registrant's Certifying Accountant

     Effective February 25, 2000, Quintek Technologies, Inc. dismissed Brown, Armstrong, Randall, Reyes, Pauldin & McCown Accountancy Corporation (Brown Armstrong) as its independent public accountants. Our board of directors ratified the decision to dismiss Brown Armstrong on March 2, 2000.

     We had retained Brown Armstrong to audit and report on our financial condition for the fiscal years ended June 30, 1999 and 1998. At the date of their dismissal, the audits were incomplete and no such reports had been made. Therefore, no such reports contained any opinion, adverse opinion or disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between our company and Brown Armstrong on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Brown Armstrong, would have caused Brown Armstrong to make reference to the matter in their reports.

     During our two most recent fiscal years and the subsequent interim period through February 25, 2000, Brown Armstrong did not advise us with respect to any of the matters listed in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

     In accordance with the rules of the Securities and Exchange Commission, we have provided Brown Armstrong a copy of the disclosures made under this
Item 4 of Form 8-K and requested Brown Armstrong to furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Brown Armstrong agrees with the statements made in this report and, if not, stating the respects in which it does not agree. We will report Brown Armstrong's response to this disclosure in a subsequent filing with the Securities and Exchange Commission as required by Commission rules.

Item 5     Other Events

     Effective February 25, 2000, we engaged Carpenter, Kuhen & Sprayberry. as our principal accountant to audit the Company's financial statements.

Item 7     Financial Statements and Exhibits

(a)   Not applicable.
(b)   Not applicable.
(c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
--------                    --------------------------------
16.1                       Letter of Brown, Armstrong, Randall,
                           Reyes, Pauldin & McCown Accounting
                           Corporation regarding change in certifying certifying accountant - to be filed by by amendment


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                QUINTEK TECHNOLOGIES, INC.


Date:     March 3, 2000                    /s/
                                ---------------------------------
                                Thomas W. Sims, President